UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2012

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27739	90-0315909
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7044 Portal Way, Unit K-110 Ferndale, WA98248
(Address of principal executive offices)

(Former address of principal executive offices)

(403) 288-4321
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in Item 3.02 of the Company’s Form 8-K, filed with the Commission on November 5, 2012, the Company entered into an agreement with Santeo Financial Corporation (“Santeo”), which is owned by Ron Ruskowsky, the former President and CEO, to substantially reduce the amount owed by the Company under its consulting agreement with Santeo.  Under the terms of the agreement, which was executed on October 19, 2012, the amount owed to Santeo was reduced by $200,000 and capped at $397,193.  The latter amount and will be repaid by monthly payments of $8,500, a single payment of $197,193 on or before May 1, 2013 and another payment of $100,000 by that date if the Company is successful in raising at least $500,000 from the sale of common stock.

On November 20, 2012, the Company entered into a series of agreements whereby a debt of $59,000 owed to Randall Lanham, Esquire and his firm, Lanham and Lanham, LLC, for his services as general counsel to the Company was extinguished in exchange for the issuance of common shares.  The invoices from Lanham and Lanham, LLC date from October 2006 and provide for the conversion of the debt to common shares at its $.001 par value, which shares would to be issued to Mr. Lanham individually. Mr. Lanham assigned $40,000 of the debt obligation to three entities and one individual.  The Company agreed to issue restricted shares of common stock to these assignees contingent upon their forgiveness of the $40,000 in debt they collectively held.  The number of shares issued to these assignees is more fully described in Item 3.02 hereof.

The remaining $19,000 debt to Lanham & Lanham, LLC will be forgiven by Mr. Lanham in exchange for the issuance to him of free trading shares from the Company’s newly-adopted 2012 Stock Incentive Plan.  The 2012 Stock Incentive Plan is more fully described in the Company’s form S-8, which was filed with the Commission on November 21, 2012.  As a result, Mr. Lanham, individually, will be issued 2,500,000 free trading shares from the 2012 Stock Incentive Plan.

ITEM 3.02     UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The following individuals and entities were issued restricted shares:

Name	Number of Shares
Durant Global Inc.	1,100,000
Derry Partners, Ltd.	2,000,000
Steve Lanham	900,000
Ular Invest & Finance, Inc.	2,000,000
Magic Mind	2,000,000
Total	8,000,000

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

Dated: November 21, 2012	By:	/s/ GuyPeckham
Guy Peckham
Chief Executive Officer and President